Exhibit 10.2

AMENDMENT No. 1

TO

SECOND AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT

OF

JBG SMITH PROPERTIES LP

Dated as of: April 29, 2021

THIS AMENDMENT NO. 1 TO THE SECOND AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT OF JBG SMITH Properties LP (the “Partnership”), dated as of April 29, 2021 (this “Amendment”), is entered into by and among JBG SMITH Properties, a Maryland real estate investment trust, as the general partner of and a limited partner in the Partnership (the “General Partner”), and the General Partner, on behalf of and as attorney in fact for each of the persons and entities identified in the Partner Registry as a Limited Partner in the Partnership, together with any other Persons who become Partners in the Partnership as provided in the Second Amended and Restated Limited Partnership Agreement of the Partnership, dated as of December 17, 2020 (the “Agreement”). Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

WHEREAS, the General Partner desires to amend the definition of “Formation Unit Participation Threshold” set forth in Exhibit F to the Agreement to provide that the “Formation Unit Participation Threshold” will not be less than the Value of a common Share as of the grant date of such Formation Unit;

WHEREAS, the General Partner has determined that it is in the best interests of the Partnership to amend Exhibit F to reflect the amended definition;

WHEREAS, Section 14.1.B of the Agreement grants the General Partner power and authority to amend the Agreement without the consent of any of the Partnership’s limited partners if the amendment does not adversely affect or eliminate any right granted to a limited partner pursuant to any of the provisions of the Agreement specified in Section 14.1.C or Section 14.1.D of the Agreement as requiring a particular minimum vote, and the General Partner desires to amend the Agreement in accordance with Section 14.1.B of the Agreement as set forth herein; and

WHEREAS, the amendments effected hereby do not adversely affect or eliminate any of the limited partner rights specified in Section 14.1.C or Section 14.1.D of the Agreement.

NOW, THEREFORE, in consideration of the foregoing and for other good valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the General Partner hereby agrees as follows:

1.	The definition of “Formation Unit Participation Threshold” set forth in Section 6.B of Exhibit F to the Agreement is hereby amended and restated as follows:

“Formation Unit Participation Threshold” shall mean, for each Formation Unit, the amount specified as such in the relevant Formation Unit Vesting Agreement or other documentation pursuant to which such Formation Unit is granted. The Formation Unit Participation Threshold of a Formation Unit shall be no less than the Value of a common Share as of the date of issuance of such Formation Unit.

2.	Unless amended herein, all other terms and conditions of the Agreement shall remain in full force and effect. This Amendment may be executed by facsimile or other electronic transmission.

This Amendment shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

IN WITNESS WHEREOF, the General Partner has executed this Amendment as of the date first written above.

JBG SMITH PROPERTIES

By:	/s/ Steven A. Museles
Name: Steven A. Museles
Title: Chief Legal Officer and Corporate Secretary